Exhibit 99.1

China Recycling Energy Corp. Announces Additional $13.69 Million Raise for
Erdos Power Generation Project Completed

Total Capital Raised to Date Exceeds $44 Million

XI'AN, China, April 21, 2010 — China Recycling Energy Corp. (Nasdaq: CREG; "CREG" or "the Company"), a leading industrial waste-to-energy solution provider in China, today announced the second expansion of the Low Carbon Fortune-Energy Recycling No. 1 Collective Capital Trust Plan (“Second Expansion of the Plan”) has been completed by Beijing International Trust Co., Ltd. (“Beijing Trust”) on April 15th, 2010.

The Second Expansion of the Plan raised 93,120,000 yuan (approximately US$ 13.69 million) through the sale of 93,120,000 trust units sold at 1 yuan per unit.  All amounts raised under the Second Expansion of the Plan are to be loaned to Erdos TCH Energy Saving Development Co., Ltd (“Erdos TCH”), a joint venture between Xi’an TCH Energy Technology Co., Ltd. (“Xi’an TCH”), a subsidiary of the Company and Erdos Metallurgy Co., Ltd.  The loan is a part of the Capital Trust Loan Agreement (the “Agreement”) entered into by Erdos TCH and Beijing Trust on November 19, 2009, effective as of December 3, 2009.

With the completion of the Second Expansion of the Plan, the Low Carbon Fortune-Energy Recycling No. 1 Collective Capital Trust Plan has reached 300,000,000 yuan (approximately US$ 44,117,647 million) and completed its trust plan capital raising.

Mr. Guohua Ku, Chairman and CEO of CREG, commented, “On March 16, 2010 we announced our intention to raise the additional required funds to continue our waste to energy plan for Erdos. I am pleased to announce the funds have been raised thereby further solidifying our rollout of the Erdos Power Project and our ability to reach our financial objectives for 2010.”

About China Recycling Energy Corp.

China Recycling Energy Corp. (Nasdaq: "CREG" or "the Company") is based in Xi'an, China and provides environmentally friendly waste-to-energy technologies to recycle industrial byproducts for steel mills, cement factories and coke plants in China. Byproducts include heat, steam, pressure, and exhaust to generate large amounts of lower-cost electricity and reduce the need for outside electrical sources. The Chinese government has adopted policies to encourage the use of recycling technologies to optimize resource allocation and reduce pollution. Currently, recycled energy represents only an estimated 1% of total energy consumption and this renewable energy resource is viewed as a growth market due to intensified environmental concerns and rising energy costs as the Chinese economy continues to expand. The management and engineering teams have over 20 years of experience in industrial energy recovery in China.

For more information about CREG, please visit http://www.creg-cn.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Recycling Energy Corp. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    For more information, please contact:

    In China:
     Mr. Leo Wu
     Investor Relations
     China Recycling Energy Corp.
     Tel:   +86-29-8765-1097
     Email: tch@creg-cn.com

    In USA:
     Mr. Howard Gostfrand
     American Capital Ventures, Inc.
     Tel:   +1-305-918-7000
     Email: hg@amcapventures.com
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